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RIVERSOURCE LARGE CAP SERIES, INC. -- EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE GROWTH FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total dollar interest in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Seligman Growth Fund, Inc.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"     ABSTENTIONS    BROKER NON-VOTES
-------------------   -----------------------   --------------   ----------------
  646,163,658.480          49,402,803.070       36,329,651.367        0.000

RIVERSOURCE LARGE CAP EQUITY FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total dollar interest in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and RiverSource Disciplined Equity Fund, a series of RiverSource Large Cap Series, Inc.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"    ABSTENTIONS     BROKER NON-VOTES
-------------------   -----------------------   --------------   ----------------
 1,096,406,541.394         67,412,793.885       69,192,497.675        0.000

RIVERSOURCE LARGE CAP VALUE FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total dollar interest in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and RiverSource Equity Value Fund, a series of RiverSource Strategy Series, Inc.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"     ABSTENTIONS    BROKER NON-VOTES
-------------------   -----------------------   --------------   ----------------
   22,943,677.294          1,147,409.148         1,721,546.241        0.000